UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 15, 2003

UnitedGlobalCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

As previously reported, on December 3, 2002, UnitedGlobalCom, Inc.’s majority-owned subsidiary, United Pan-Europe Communications N.V. (“UPC”) commenced a voluntary Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (Case No. 02-16020).  Simultaneously with the commencement of the Chapter 11 case, UPC also voluntarily commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed a proposed plan of compulsory composition (Akkoord) with the Amsterdam Court (Rechtbank) (the “District Court”) under the Dutch Faillissementswet.  On March 13, 2003, the District Court ratified the Akkoord in a written decision.  The District Court’s decision was appealed.  On April 15, 2003, the Dutch Court of Appeals confirmed the judgment by the District Court of 13 March 2003 ratifying the Akkoord and dismissed all complaints and grounds for appeal.  This decision is subject to a further appeal period of eight calendar days starting April 16, 2003 to the Dutch Supreme Court.

UPC’s press release announcing the rejection of the appeal of the District Court’s ratification of the Akkoord is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit Number	Description

99.1

Press release of UPC dated April 15, 2003 announcing the rejection of the appeal of the District Court’s ratification of the Akkoord, incorporated by reference from the Current Report on Form 8-K of UPC (File No. 000-25365), dated April 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.

By:	/s/ FREDERICK G. WESTERMAN III
Frederick G. Westerman III
Chief Financial Officer

Date: April 16, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press release of UPC dated April 15, 2003 announcing the rejection of the appeal of the District Court’s ratification of the Akkoord, incorporated by reference from the Current Report on Form 8-K of UPC (File No. 000-25365), dated April 15, 2003.